UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2006
Date of Report (Date of earliest event reported)

Global Developments Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	98-0453932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 510 - 999 West Hastings Vancouver, B.C.	V6C 2W2
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01   OTHER EVENTS

The attached announcement was released to the news media on December 19, 2006.

GLOBAL INVESTMENT UPDATE: Veridigm Completes Product Demonstration in NYC and Los Angeles

Vancouver, December 19, 2006 - Global Developments, Inc. (PINKSHEETS: GBDP), a publicly traded venture capital company, is pleased to provide the following update with respect to Veridigm’s Systems Inc., a telemedicine company in which Global holds an equity stake.

LOS ANGELES, Dec. 19 /PRNewswire-FirstCall/ -- Network communication and technology company serving the healthcare and telemedicine industries, Veridigm, Inc. (OTC Bulletin Board: VRDG), announced today the successful completion of a week long demonstration of the Company's proprietary two-way, real-time audio, video and data transmission technology, its private ATM network, and telemedicine platform.

The demonstration featured a broadcast between Veridigm's New York office and the Los Angeles office of Veridigm's joint venture partner Jump Communications, Inc. With Veridigm representatives in New York and Los Angeles, Veridigm showcased the use of diagnostic devices that can provide vivid visuals in real-time to remote physicians. With Dr. Paul Castillo, Veridigm's Chief Medical Officer, in Los Angeles conducting the mock examination of a patient, Dr. Michael Gallagher, Veridigm's Medical Director, was able to consult in the examination from New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Developments Inc.

Date: December 19, 2006	By:	/s/ John D. Briner
John D. Briner
President